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                                                                     Exhibit 24


                               CHAPMAN HOLDINGS, INC.
                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Holdings, Inc., Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.



Dated as of: March 18,1999


/s/ Nathan A. Chapman, Jr.                     /s/ Donald V. Watkins
---------------------------------------        ----------------------------
Nathan A. Chapman, Jr., President,             Donald V. Watkins, Director
Chairman of the Board and
Director (Principal Executive Officer)



/s/ Earl U. Bravo, Sr.                         /s/ Lottie H. Shackelford
-------------------------------------          ----------------------------
Earl U. Bravo, Sr., Director                   Lottie H. Shackelford, Director


/s/ M. Lynn Ballard
------------------------------------
M. Lynn Ballard, Treasurer
(Principal Accounting and
Financial Officer)